UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Thomas G. Mitchell

Effective February 18, 2014, Thomas G. Mitchell was appointed Senior Vice President, Global Field Operations, of Violin Memory, Inc. (the “Company”).

Prior to joining the Company, and beginning in 2010, Mr. Mitchell, 56, was employed by Avaya Inc., a global provider of next-generation business collaboration and communications solutions. Mr. Mitchell held a number of positions at Avaya and, most recently, served as Senior Vice President, Avaya Global Sales, and led Avaya’s worldwide sales organization, including its sales force and channel organization. Prior to joining Avaya in 2010, Mr. Mitchell was a technology consultant for more than six years and specialized in developing and refining strategies in the information technology marketplace for clients ranging from small companies to established multinational corporations with large product and service revenue streams. From 1992 to 2002, Mr. Mitchell was Senior Vice President at Cisco Systems Inc., a provider of networks and technology architecture, and was in charge of Cisco’s channel sales and marketing, telesales, field sales engineering and professional services sales organizations. From 1983 to2002, Mr. Mitchell was employed by Motorola Mobility LLC, a global provider of mobile devices, in a number of positions in Motorola’s sales and marketing organization. Mr. Mitchell earned a B.A. in Marketing from Northern Colorado University.

The Company entered into an employment offer letter dated February 12, 2014, and effective February 18, 2014 (the “Employment Agreement”) with Mr. Mitchell. The Employment Agreement has no specified term, and Mr. Mitchell’s employment with the Company will be on an at-will basis. The material terms of the Employment Agreement are summarized below.

Base Salary. Mr. Mitchell will receive an annual base salary of $300,000, subject to adjustment pursuant to the Company’s compensation policies in effect from time to time.

Bonus. Mr. Mitchell will be eligible to earn an additional $300,000 in incentive compensation on an annualized basis based on meeting sales performance objectives which will be set by senior management within the first sixty days of Mr. Mitchell’s employment.

Option Awards. The Company granted Mr. Mitchell an option to purchase 1,000,000 shares of the Company’s common stock. Under the terms of the grant, 250,000 shares will vest upon Mr. Mitchell’s completion of one year of continuous service after his date of hire, and the balance of 750,000 shares will vest in equal quarterly installments over the subsequent three years, subject to Mr. Mitchell’s continuous service through each vesting date. Subject to the terms of a Change in Control and Severance Agreement between the Company and Mr. Mitchell (the “Change of Control Agreement”), which is summarized below, if the Company is subject to a change of control, all of the shares underlying the option will become fully vested and exercisable. The option was granted outside of the terms of the Company’s 2012 Stock Incentive Plan in reliance on the employment inducement award exemption under the New York Stock Exchange Listed Company Manual Rule 303A.08, and was awarded to Mr. Mitchell under the terms of a stock option agreement. The foregoing description of the award is qualified in its entirety by reference to the full text of the stock option agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

There are no family relationships between Mr. Mitchell and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Mitchell or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective February 20, 2014, the Company entered into the Change of Control Agreement with Mr. Mitchell.

The material terms of the Change of Control Agreement are summarized below.

Term. The Change of Control Agreement provides that it shall terminate upon the date that all obligations of the parties to the Change of Control Agreement are satisfied, and that Mr. Mitchell’s employment is and will continue to be at-will, as defined under applicable law.

Involuntary Termination in Connection with a Change of Control. If Mr. Mitchell’s employment by the Company terminates as a result of an Involuntary Termination (as that term is defined in the Change in Control Agreement) on or at any time within three months before or twelve months after a Change of Control (as that term is defined in the Agreement), and Mr. Mitchell signs and does not revoke a standard release of claims with the Company in a form reasonably acceptable to the Company which becomes effective no later than the 30th day after the later of the Termination Date (as that term is defined in the Agreement) or the Change of Control, Mr. Mitchell is entitled to the following severance benefits, provided that no such benefits shall accrue and be payable (or take effect, as the case may be) unless and until a Change of Control occurs:

(i)	payment of his annual base salary as in effect as of the Termination Date, less applicable withholding, for a period of six months following the later of the Involuntary Termination or the Change of Control in accordance with the Company’s payroll practices;

(ii)	acceleration of the vesting and exercisability of all of his equity awards with respect to the common stock of the Company or its successor, or the parent of either, to the extent outstanding, or of any deferred compensation into which Mr. Mitchell’s equity awards were converted upon the Change of Control, which payment will be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

(iii)	reimbursement by the Company of the group health continuation coverage premiums for Mr. Mitchell and his eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) as in effect through the lesser of (x) six months from the Termination Date, (y) the date upon which he and his eligible dependents become covered under similar plans or (z) the date he no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Code).

Involuntary Termination Apart from a Change of Control. If Mr. Mitchell’s employment by the Company terminates as a result of an Involuntary Termination apart from a Change of Control, he will be entitled to payment of his annual base salary as in effect as of the Termination Date, less applicable withholding, for a period of six months following the Involuntary Termination in accordance with the Company’s payroll practices, plus reimbursement by the Company of the group health continuation premiums for Mr. Mitchell and his eligible dependents under COBRA for a period of six months following the Involuntary Termination.

The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the full text of the Change of Control Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also intends to enter into the standard Violin Indemnification Agreement for officers and directors with Mr. Mitchell. This agreement requires the Company, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service. The agreement also requires the Company to advance all expenses incurred by the officers and directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Offer Letter dated February 12, 2014, and effective February 18, 2014, between the Company and Mr. Mitchell.

10.2	Stock Option Agreement dated February 19, 2014 providing Mr. Mitchell an option to purchase 1,000,000 shares of the Company’s common stock.

10.3	Change of Control and Severance Agreement dated February 20, 2014 between the Company and Mr. Mitchell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: February 24, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Offer Letter dated February 12, 2014, and effective February 18, 2014, between the Company and Mr. Mitchell.

10.2	Stock Option Agreement dated February 19, 2014 providing Mr. Mitchell an option to purchase 1,000,000 shares of the Company’s common stock.

10.3	Change of Control and Severance Agreement dated February 20, 2014 between the Company and Mr. Mitchell.